Exhibit (21)
McGraw Hill Financial, Inc.
Subsidiaries of Registrant
Listed below are all the subsidiaries of McGraw Hill Financial, Inc. ("MHFI"), except certain inactive subsidiaries and certain other MHFI subsidiaries which are not included in the listing because considered in the aggregate they do not constitute a significant subsidiary as of the date this list was compiled.

Subsidiaries	State or Jurisdiction of Incorporation	Percentage of Voting Securities Owned
716 Park Street LC	Virginia, United States	100
Asia Index Private Limited	India	36.5
Automotive Resources Asia (Hong Kong) Limited	Hong Kong	100
Bentek Energy, LLC	Colorado, United States	100
BRC Investor Services S.A.	Colombia	100
Capital IQ, Inc.	Delaware, United States	100
Capital IQ, SRL	Argentina	98.93
CME Group Beijing Holdings, LLC	United States	73
CME Group Index Services Germany GmbH	Germany	73
CME Information Services (Beijing) Co., Ltd.	China	73
Coalition Development Ltd.	United Kingdom	67.18
Coalition Development Systems (India) Private Limited	India	67.18
Coalition Singapore Pte. Ltd.	Singapore	67.18
Credit Market Analysis Limited	England and Wales	100
Credit Market Analysis USA, Inc.	Delaware, United States	100
CRISIL Irevna UK Limited (U.K.)	England and Wales	67.18
Crisil Irevna Argentina S.A.	Argentina	67.18
CRISIL Irevna Information Technology (Hangzhou) Company Ltd.	China	67.18
CRISIL Irevna Sp s o. o.	Poland	67.18
CRISIL Irevna US LLC	Delaware, United States	67.18
CRISIL Limited (India)	India	67.18
CRISIL Risk and Infrastructure Solutions, Ltd.	India	67.18
DJI OpCo, LLC	Delaware, United States	73
Eclipse Energy Group AS	Norway	100
Eclipse Gas and Power Limited	England and Wales	100
Funds Research USA LLC	Delaware, United States	100
Grupo McGraw-Hill Companies Mexico S. de R.L. de C.V.	Mexico	100
Grupo Standard & Poor's S de RL de C.V	Mexico	100
International Advertising McGraw-Hill, LLC	Delaware, United States	100
Intierra RMG Pty Ltd	Western Australia, Australia	100
J.D Power Commercial Consulting (Shanghai) Co., Ltd	China	100
J.D. Power and Associates, GmbH	Germany	100
J.D. Power and Associates, Inc.	Delaware, United States	100
J.D. Power Asia Pacific K.K.	Japan	100
Kingsman SA	Switzerland	100
McGraw Hill Financial Japan K.K.	Japan	100
McGraw Hill Financial (Belgium)	Belgium	100
McGraw Hill Financial (Ireland)	Ireland	100
McGraw Hill Financial (Luxembourg) S.a.r.l	Luxembourg	100
McGraw Hill Financial (Netherlands) B.V.	Netherlands	100

McGraw Hill Financial Commodities (UK) Limited	England and Wales	100
McGraw Hill Financial European Holdings (Luxembourg) S.a.r.l	Luxembourg	100
McGraw Hill Financial Global Holdings (Luxembourg) S.a.r.l	Luxembourg	100
McGraw Hill Financial Iberia S.L.	Spain	100
McGraw Hill Financial Informacoes do Brazil Limitada	Brazil	100
McGraw-Hill (France), SAS	France	100
McGraw-Hill (Germany) GmbH	Germany	100
McGraw-Hill (Sweden) AB	Sweden	100
McGraw-Hill Asian Holdings (Singapore) Pte. Ltd	Singapore	100
McGraw-Hill Australia Pty Ltd.	Victoria, Australia	100
McGraw-Hill Finance Europe Limited	England and Wales	100
McGraw-Hill Financial Asia Pacific LLC	Delaware, United States	100
McGraw-Hill Financial International LLC	Delaware, United States	100
McGraw-Hill Financial Research Europe Limited	England and Wales	100
McGraw-Hill Financial Singapore Pte. Limited	Singapore	100
McGraw-Hill Holdings (U.K.) Limited	England and Wales	100
McGraw-Hill Holdings Europe Limited	England and Wales	100
McGraw-Hill Indices U.K. Limited	England and Wales	73
McGraw-Hill International (U.K.) Limited	England and Wales	100
McGraw-Hill International Holdings LLC	Delaware, United States	100
McGraw-Hill Korea Inc	Republic of Korea	100
McGraw-Hill Malaysia Sdn. Bhd.	Malaysia	100
McGraw-Hill New York, Inc.	New York, United States	100
McGraw-Hill Publications Overseas LLC	Delaware, United States	100
McGraw-Hill Real Estate, Inc.	New York, United States	100
McGraw-Hill Ventures, Inc.	Delaware, United States	100
Mercator Info Services India Private Limited	India	67.18
Minerals Value Service GmbH	Germany	100
Nippon Standard & Poor's K.K.	Japan	100
Ocean Intelligence Pte. Ltd	Singapore	100
Petromedia Ltd.	England and Wales	100
PetroMedia Ltd.	British Columbia, Canada	100
Petromedia Marine Intelligence Private Limited	India	100
Petromedia Pte. Ltd	Singapore	100
Pipal Research Analytics & Information Services India Private Limited	India	67.18
Platts (U.K.) Limited	England and Wales	100
Platts Finance (Luxembourg) S.à r.l.	Luxembourg	100
Quant House SAS	France	100
Quant House UK Limited	United Kingdom	100
Quant House, Inc.	Delaware, United States	100
Quotevision Limited	United Kingdom	100
R2 Financial Technologies, Inc.	Ontario, Canada	100
Regulatory Research Associates, Inc	New Jersey, United States	100
S&P Argentina LLC	Delaware, United States	100
S&P Capital IQ (India) Private Limited	India	100
S&P Capital IQ LLC	Delaware, United States	100
S&P DJ Indices UK Limited	England and Wales	73
S&P Dow Jones Indices LLC	Delaware, United States	73
S&P India LLC	Delaware, United States	100
S&P OpCo, LLC	Delaware, United States	73

SBB Singapore Pte. Ltd	Singapore	100
SNL Downtown Development LC	Virginia, United States	100
SNL Financial Australia Pty. Ltd	Western Australia, Australia	100
SNL Financial Germany GmbH	Germany	100
SNL Financial India Private Ltd.	India	100
SNL Financial LC	Virginia, United States	100
SNL Financial Limited	England and Wales	100
SNL Financial Sweden AB	Sweden	100
SNL Financial ULC	Nova Scotia, Canada	100
SNL Hong Kong Limited	Hong Kong	100
SNL Information Service Pte. Ltd.	Singapore	100
SNL Information Services Philippines, Inc.	Philippines	100
SNL Pakistan (Private) Ltd.	Pakistan	100
SPDJ Singapore Pte. Ltd	Singapore	73
Standard & Poor’s RUS Ratings LLC	Russian Federation	100
Standard & Poor's (Australia) Pty. Ltd.	Victoria, Australia	100
Standard & Poor's (Dubai) Limited	United Arab Emirates	100
Standard & Poor's Credit Market Services Europe Limited	England and Wales	100
Standard & Poor's Credit Market Services France, SAS	France	100
Standard & Poor's Credit Market Services Italy Srl	Italy	100
Standard & Poor's Enterprises, LLC	Delaware, United States	100
Standard & Poor's Financial Services LLC	Delaware, United States	100
Standard & Poor's Hong Kong Limited	Hong Kong	100
Standard & Poor's Information Services (Australia) Pty. Ltd.	Victoria, Australia	100
Standard & Poor's Information Services (Beijing) Co., Ltd	China	100
Standard & Poor's International Enterprises, LLC	Delaware, United States	100
Standard & Poor's International Services, LLC	Delaware, United States	100
Standard & Poor's International, LLC	Delaware, United States	100
Standard & Poor's Investment Advisory Services (HK) Ltd	Hong Kong	100
Standard & Poor's Investment Advisory Services, LLC	Delaware, United States	100
Standard & Poor's Maalot Ltd.	Israel	100
Standard & Poor's Malaysia Sdn. Bhd.	Malaysia	100
Standard & Poor's Philippines Inc.	Philippines	100
Standard & Poor's Ratings Argentina S.r.l., Agente de Calificacion de Riesgo	Argentina	100
Standard & Poor's Ratings Chile Clasificadora de Riesgo Limitada	Chile	100
Standard & Poor's Ratings do Brazil Ltda	Brazil	100
Standard & Poor's Ratings Japan K.K.	Japan	100
Standard & Poor's Ratings Management Service (Shanghai) Company Ltd	China	100
Standard & Poor's S.A. de C.V.	Mexico	100
Standard & Poor's Securities Evaluations, Inc.	New York, United States	100
Standard & Poor's Singapore Pte. Ltd.	Singapore	100
Standard & Poor's South Asia Services Private Limited	India	100
Standard & Poor's, LLC	Delaware, United States	100
Steel Business Briefing (Shanghai) Co. Ltd	China	100
Steel Business Briefing North America, Inc.	Pennsylvania, United States	100
Taiwan Ratings Corporation	Taiwan	51
The McGraw-Hill Companies (Canada) Corp.	Nova Scotia, Canada	100
The McGraw-Hill Companies, Limited	England and Wales	100

The McGraw-Hill Companies, S.r.l	Italy	100
The Steel Index Limited	England and Wales	100
WaterRock Insurance, LLC	Vermont, United States	100